                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          BOLT TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                          BOLT TECHNOLOGY CORPORATION

                                FOUR DUKE PLACE
                           NORWALK, CONNECTICUT 06854
                                 (203) 853-0700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 25, 1997

To the Stockholders of Bolt Technology Corporation:

  Notice is Hereby Given that the Annual Meeting of Stockholders of BOLT TECHNOLOGY CORPORATION, a Connecticut corporation, (the "Company"), will be held at The Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut, on Tuesday, November 25, 1997, at 10:00 A.M. for the following purposes:

    1. To elect two directors to hold office for a term of three years and until their successors are elected and shall qualify;

    2. To approve the Amended and Restated 1993 Stock Option Plan, a copy of which is annexed as Exhibit A to the accompanying Proxy Statement; and

    3. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on October 17, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or adjournments thereof.

  Stockholders are urged to date, sign and return the enclosed form of proxy at their earliest convenience, even if they plan to attend the meeting. A return envelope is enclosed for this purpose which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                                 Alan Levy,
                                                  Secretary

Dated: October 27, 1997

                          BOLT TECHNOLOGY CORPORATION
                                FOUR DUKE PLACE
                           NORWALK, CONNECTICUT 06854
                                 (203) 853-0700

                                PROXY STATEMENT

                               ----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD NOVEMBER 25, 1997

                               ----------------

  The accompanying proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Bolt Technology Corporation (the "Company") to be held at The Norwalk Inn & Conference Center, 99 East Avenue, Norwalk, Connecticut, on Tuesday, November 25, 1997, at 10:00 A.M., and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the form of proxy will be first given or mailed to stockholders is October 27, 1997.

  Only stockholders of record of the Company's Common Stock, without par value, at the close of business on October 17, 1997, will be entitled to vote at the meeting. At that date there were issued and outstanding 5,077,228 shares of Common Stock, the holders of which are entitled to one vote per share on all matters.

  A quorum for the Annual Meeting of Stockholders shall consist of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy.

  Any stockholder giving a proxy is empowered to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any stockholder may still attend the meeting and vote in person, regardless of whether he has previously given a proxy, but presence at the meeting will not revoke his proxy unless such stockholder votes in person.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Voting power is the power to vote or direct the voting of securities and investment power is the power to dispose of or direct the disposition of securities. Beneficial ownership reflected in the table represents sole voting and investment power as to the Common Stock except First Union Corporation has shared investment power. The following are the only persons known to the Company or its management who beneficially owned as of October 17, 1997 more than five percent of any class of the Company's voting securities.

                                             SHARES OF
                                            COMMON STOCK
        NAME AND ADDRESS OF                 BENEFICIALLY PERCENT
         BENEFICIAL OWNER                      OWNED     OF CLASS
        -------------------                 ------------ --------
      First Union Corporation
      One First Union Center
      Charlotte, North Carolina 28288-0137    261,400      5.1

      Kennedy Capital Management, Inc.
      10829 Olive Blvd.
      St. Louis, MO 63141                     280,500      5.5

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth all equity securities of the Company beneficially owned as of October 17, 1997 by (i) each director and nominee
(ii) each executive officer named in the Summary Compensation Table (iii) all directors and executive officers as a group. Except as otherwise indicated, all beneficial ownership reflected in the table represents sole voting and investment power as to the Common Stock.

                                    SHARES OF                           PERCENT
                                   COMMON STOCK     OPTIONS                OF
                NAME                 OWNED(1)    EXERCISABLE(2)  TOTAL  CLASS(3)
                ----               ------------  -------------- ------- --------
   Stephen Chelminski.............    82,891         12,000      94,891    1.9
   Kevin M. Conlisk...............     4,500(4)         750       5,250     *
   John H. Larson.................    20,200(5)       1,500      21,700     *
   Alan Levy......................    42,770(4)      32,000      74,770    1.5
   Bernard Luskin.................       200          1,500       1,700     *
   Robert M. Manning..............    75,394          2,250      77,644    1.5
   Joseph Mayerick, Jr. ..........    32,475(4)      32,000      64,475    1.3
   Gerald A. Smith................    32,250          3,750      36,000     *
   Raymond M. Soto................   189,710            --      189,710    3.7
   All Executive Officers and Di-
    rectors
    As a Group....................   480,390         85,750     566,140   11.0

--------
(1) Includes 1,000 shares, 5,000 shares, 21,000 shares and 1,875 shares held by the wives of Messrs. Conlisk, Larson, Smith and Soto, respectively, or an aggregate of 28,875 shares owned by the wives of all directors and officers as a group, as to which such directors and officers disclaim beneficial ownership.
(2) Represents shares subject to stock options granted under the Company's stock option plan which officers and directors may acquire within 60 days upon exercise of stock options.
(3) The percentages represent the total of shares listed in columns (1) and
  (2) divided by the issued and outstanding shares of Common Stock as of October 17, 1997 plus where applicable all stock options granted to the individual or group, as appropriate, under the Company's stock option plan, which officers and directors may acquire within 60 days.
(4) Represents shared voting power with a family member.
(5) Includes 7,500 shares, the voting power of which is shared with a family member.

 *  Less than 1%.

                             ELECTION OF DIRECTORS

  Under the Company's By-Laws, its directors are divided into three classes, each to be elected at successive annual meetings for terms of three years. The number of directorships was fixed at seven at the Regular Meeting of the Board of Directors held on September 16, 1997. The three directors whose terms will expire at the 1997 Annual Meeting of Stockholders are Stephen Chelminski, Robert M. Manning and Raymond M. Soto. Mr. Manning asked not to be nominated for re-election. Messrs. Chelminski and Soto have been nominated by the Board of Directors to stand for election at the 1997 Annual Meeting of Stockholders.

  At the Annual Meeting, the accompanying proxy, if properly executed and returned, will be voted (absent contrary instructions) in favor of electing as directors these two nominees. The two nominees are presently serving as directors of the Company. Both were elected by the Stockholders at the Annual Meeting held on November 15, 1994. Should any one or both of these nominees become unable to accept nomination or election, which the Board of Directors has no reason to believe will be the case, the persons named in the enclosed form of proxy will vote for the election of such person or persons as the Board of Directors may nominate. The other persons listed below will continue in office as directors until the expiration of their terms and until their successors are duly elected and shall qualify.

  The following table sets forth the name, age, principal occupation for the past five years and directorships of each of the nominees for election as a director and each of the incumbent directors of the Company.

 NAME, AGE AND POSITIONS,               BUSINESS EXPERIENCE             DIRECTOR
   IF ANY, WITH COMPANY                 DURING PAST 5 YEARS              SINCE
 ------------------------               -------------------             --------
 Nominees for Term Expir-
  ing in 2000:
  Stephen Chelminski, 65,   A founder of the Company. Part-time Direc-    1962
   Director of               tor of Special Research and Development
   Special Research and      Projects for more than five years.
   Development Projects on
   a part-time basis and
   Director

  Raymond M. Soto, 58,      President and Chief Executive Officer for     1979
   President and Chief Ex-   more than five years.
   ecutive Officer and Di-
   rector

 Directors Whose Term
  Expires in 1998:
  John H. Larson, 67, Di-   Retired in April, 1989 as President and       1989
   rector                    Chief Exec- utive Officer and Director of
                             Connecticut Energy Corporation and its
                             principal subsidiary, The Southern Con-
                             necticut Gas Company. Also, a
                             Director of Bay State Gas Co., an indepen-
                             dent natural gas distribution company.

  Bernard Luskin, 72,       Chairman of the Board for more than five      1966
   Chairman of the Board     years.

 NAME, AGE AND POSITIONS,              BUSINESS EXPERIENCE             DIRECTOR
   IF ANY, WITH COMPANY                DURING PAST 5 YEARS              SINCE
 ------------------------              -------------------             --------
Directors Whose Term
 Expires in 1999:
 Kevin M. Conlisk, 52, Di- A Principal and Chief Financial Officer of    1996
  rector                    Alinabal Holdings Corporation, a diversi-
                            fied manufacturer of industrial products
                            for more than five years.

 Joseph Mayerick, Jr., 55, Senior Vice President-Marketing for more      1993
  Senior Vice               than 5 years.
  President-Marketing and
  Director

 Gerald A. Smith, 51, Di-  President of Integrated Loan Services,        1993
  rector                    Inc., a provider of valuation reports to
                            the banking and mortgage lending indus-
                            tries for more than five years.

INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS

  During the fiscal year ended June 30, 1997, the Board of Directors held seven Board meetings and three Committee meetings. No director attended fewer than 75 percent of the total number of meetings of the Board and of the Committees of which he was a member. In addition to attending Board and Committee meetings, directors studied matters and documents affecting the Company and had numerous discussions with management at times other than the meetings.

  The standing committees of the Board of Directors include Audit and Executive Compensation Committees. The Board of Directors selects the nominees for election as directors.

  The Audit Committee monitors the activities of the Company's independent accountants, receives reports concerning the Company's internal accounting controls, reviews the fees to be paid to the Company's independent accountants, confers as to the financial statements when the audit is completed and reports on such activities to the full Board of Directors. Its members are Kevin M. Conlisk (Chairman), John H. Larson, Bernard Luskin, Robert M. Manning and Gerald A. Smith. The Audit Committee held two meetings during the year.

  The Executive Compensation Committee oversees the Company's executive compensation programs and establishes its executive compensation policies. Its members are Gerald A. Smith (Chairman), John H. Larson, Bernard Luskin and Robert M. Manning. The Executive Compensation Committee held one meeting during the year.

DIRECTORS' COMPENSATION

  In fiscal 1997, non-employee directors received a fee of $750 for attendance at each meeting of the Board of Directors except the Chairman of the Board who received a fee of $1,000 per meeting. Each non-employee director also received an annual directors fee of $4,000 and $250 for each committee meeting attended.

  The Company had a consulting agreement with Mr. Luskin, Chairman of the Board. The agreement provided for a fee of $750 per month. The agreement was terminated in September 1997.

  Mr. Stephen Chelminski, a director of the Company, was paid $45,000 for his services as Director of Special Research and Development Projects for the year ended June 30, 1997.

  Under the Bolt Technology Corporation 1993 Stock Option Plan, each non-employee director receives, when elected as a director, an option to purchase 3,000 shares of the Common Stock of the Company subject to the terms and conditions of the Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends a vote "FOR" the nominees for director named herein. The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person, or represented by proxy, and entitled to vote at the meeting is required for the election of directors. For this purpose, a stockholder voting through a proxy who withholds authority to vote as to all nominees for election as directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect a negative vote.

                             EXECUTIVE COMPENSATION

  The following table sets forth, for the Company's last three fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and each of the Company's other executive officers:

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL         LONG TERM
                                    COMPENSATION    COMPENSATION
                                 ------------------ -------------
   NAME AND PRINCIPAL     FISCAL                    STOCK OPTIONS       ALL OTHER
        POSITION           YEAR  SALARY($) BONUS($)   AWARDS(#)   COMPENSATION($)(1)(2)
   ------------------     ------ --------- -------- ------------- ---------------------
Raymond M. Soto,           1997  $206,000  $225,000    24,000            $34,233
President and              1996   208,000   135,000       --              30,979
Chief Executive Officer    1995   185,000   110,000    45,000              3,244

Joseph Mayerick, Jr.,      1997   149,346    62,500       --              17,573
Senior Vice President--    1996   144,615    38,000       --              17,573
Marketing                  1995   133,253    33,000    20,000                585

Alan Levy                  1997   144,346    62,500    10,000             15,811
Vice President--Finance,   1996   139,615    40,000       --              14,891
Secretary                  1995   128,157    33,000    20,000              2,914
and Treasurer

--------
(1) Includes matching contribution paid by the Company to the respective accounts of each named executive under the Company's 401(k) Savings Plan. The matching contribution made to the executive officers account for 1997 was as follows: Mr. Soto, $3,338 and Mr. Levy, $3,464. Mr. Mayerick did not participate in the savings plan.
(2) Includes the value of Company paid whole life insurance policies on Messrs. Soto, Mayerick and Levy. The named executive has the right to designate the beneficiary and in the event of termination of employment, for any reason, ownership of the policy transfers to the named executive. The value of this benefit in 1997 was $30,895 for Mr. Soto, $17,573 for Mr. Mayerick and $12,347 for Mr. Levy.

EMPLOYMENT AGREEMENT

  The Company entered into a three year employment agreement, subject to extension, with Mr. Soto in June 1996. The agreement provides for, among other things, a base annual salary of $216,000 a year, subject to adjustment and a discretionary bonus to be determined from time-to-time by the Board of Directors. The Company must also maintain a life insurance policy for the benefit of Mr. Soto. The agreement will terminate in the event of Mr. Soto's death and may be terminated by the Company in the event of Mr. Soto's disability or for cause (as defined therein). Mr. Soto may terminate his employment for Good Reason, which includes (i) certain changes in Mr. Soto's duties and responsibilities; (ii) the relocation of Mr. Soto's principal place of employment or (iii) the occurrence of a "defined corporate change". If Mr. Soto terminates his employment for Good Reason, he will be entitled to receive all sums which would have become payable to Mr. Soto under this agreement during the three year period following the date of such termination. This sum shall include (a) base salary, and (b) a performance bonus based on the average of the three highest such bonuses paid during the five fiscal years preceding the date of termination.

SEVERANCE COMPENSATION PLAN

  The Company has a Severance Compensation Plan which provides for special severance benefits to employees designated by the Board in the event of their termination, for whatever reason, during the 24-month period following the acquisition by any person or groups of beneficial ownership of 30% of the Company's outstanding shares or change in the composition of the Board during any two-year period resulting in a majority turnover where election or nomination of the new directors was not approved by at least two-thirds of the directors then still in office who were directors at the beginning of such period. The benefit, which is payable within ten days of termination of employment, shall (as pre-designated by the Board) equal two or three times (i) current base salary, (ii) the average of such employee's bonuses in the three highest years during the five-year period prior to termination, and (iii) certain annual medical insurance premiums; provided, however, such total amount may not exceed the maximum amount that may be paid without incurring the adverse tax consequences imposed upon such benefits by the Internal Revenue Code (in general approximately 300% of the employee's average total compensation income for the five preceding calendar years). In certain circumstances, the Plan may be amended or terminated by the Board. The Board has designated 5 key employees to participate in this plan, including all named executive officers, other than Mr. Soto.

OPTION GRANTS IN THE LAST FISCAL YEAR

  The following table provides information on option grants during fiscal 1997 to the named executive officers.

                               INDIVIDUAL GRANTS

                                               % OF
                                           TOTAL OPTIONS
                                            GRANTED TO    EXERCISE OR
                                OPTIONS    EMPLOYEES IN   BASE PRICE  EXPIRATION
            NAME              GRANTED (#) FISCAL YEAR (1)   ($/SH)       DATE
            ----              ----------- --------------- ----------- ----------
Raymond M. Soto..............   24,000          53%          $4.12    12/17/2001
Alan Levy....................   10,000          22%          $4.12    12/17/2001

--------
(1) The Company granted options representing 45,000 shares to employees during fiscal 1997.

STOCK OPTION EXERCISES AND HOLDINGS

  The following table sets forth information related to options exercised during fiscal 1997 by the Company's Chief Executive Officer and each of the Company's other executive officers, and the number and value of options held by such individuals at June 30, 1997.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                             NUMBER OF           VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                             SHARES                     AT FISCAL YEAR-END     AT FISCAL YEAR-END ($)(1)
                            ACQUIRED       VALUE     ------------------------- -------------------------
          NAME           ON EXERCISE(#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------------- ------------ ----------- ------------- ----------- -------------
Raymond M. Soto.........     87,000       $358,750        --        24,000           --       $21,000
Joseph Mayerick, Jr. ...      4,000         18,000     32,000          --       $129,100          --
Alan Levy...............      4,000         18,000     32,000       10,000       129,100        8,750

--------
(1) Based upon $5.00 per share, the market price of a share of common stock as of June 30, 1997, net of exercise prices that range from $0.75 to $4.12 per share. In all cases the exercise price equalled the market price of a share at the date of grant.

  PROPOSED AMENDMENT TO THE BOLT TECHNOLOGY CORPORATION 1993 STOCK OPTION PLAN

  The Bolt Technology Corporation 1993 Stock Option Plan (the "Plan") was adopted by the Stockholders at the 1993 Annual Meeting of Stockholders. Its purpose is to provide an incentive to key employees and directors of the Company to exert their best efforts on behalf of the Company and to offer an inducement in obtaining the services of key personnel. On September 16, 1997, the Board of Directors approved, subject to the approval by the Company's stockholders, certain amendments to the 1993 Plan. At the 1997 Annual Meeting Stockholders are requested to approve the Amended and Restated 1993 Stock Option Plan that authorizes an additional 250,000 shares for grant under the Plan. Also, an amendment to the 1993 Plan changes the vesting period for options granted to non-employee directors. If the Amended and Restated 1993 Stock Option Plan is approved by the Stockholders, these options will become 100% exercisable after the first anniversary of the date of grant.

  For information concerning stock options granted during fiscal 1997 under the Plan to the named executive officers, see "Executive Compensation".

SUMMARY OF THE PLAN

  The following summary is qualified in its entirety by reference to the Amended and Restated 1993 Stock Option Plan, a copy of which is annexed as Exhibit A to this Proxy Statement.

  The basic provisions of the 1993 Amended and Restated Stock Option Plan are as follows:

    1. Options granted under the Plan may be either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986 as amended (the "Code") or other than incentive stock options.

    2. Three hundred thousand (300,000) shares of Common Stock were authorized in 1993 for issuance under the 1993 Plan, of which 47,453 remain available for grant. An additional 250,000 Shares will be available for grant if the Stockholders approve the Amended and Restated 1993 Stock Option Plan.

    3. Each director of the Company, who is not a key employee of the Company and who is elected a director by the stockholders of the Company at an Annual Meeting, is granted an option other than an incentive stock option to purchase 3,000 shares of Common Stock. The options are exercisable for a period of five years and currently are exercisable to the extent of 750 shares each year after the first anniversary of the grant. If the stockholders approve the Amended and Restated 1993 Stock Option Plan, 100% of the shares granted will become exercisable on the first anniversary of the grant.

    4. The Plan is administered by a Committee of disinterested persons appointed by the Board of Directors and shall consist of at least two members of the Board, all of whom shall be disinterested persons within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

    5. The Plan terminates on June 30, 2003, and no option shall be granted under the Plan after that date.

    6. The option price per share of Common Stock deliverable upon exercise of the stock option shall be determined by the Committee, but shall not be less than 100% of the fair market value of a share of Common Stock on the date the stock option is granted, except that if the optionee owns more than 10% of the voting power of the Company on the date of grant of an incentive stock option, the exercise price of such option shall not be less than 110% of the fair market value.

    7. The maximum term of each incentive stock option shall be for a period not exceeding ten (10) years from the date of grant, (but five (5) years if the optionee owns more than 10% of the voting power).

    8. Upon a participant's death, his option may thereafter be exercised, to the extent to which it was exercisable at the time of his death plus a pro-rata portion of any pending installment, within fifteen months from the date of his death or prior to the expiration date of the option, whichever is earlier. Upon termination of the participant's employment with the Company by reason of retirement, or his total and permanent disability, he may exercise his option, to the extent to which it was exercisable at the time of such termination plus a pro-rata portion of any pending installment, within three months from such termination or prior to the expiration date of the option, whichever is earlier. However, if the participant dies within three months after retirement, his option may thereafter be exercised, to the extent to which it was exercisable at the time of his death plus a pro-rata portion of any pending installment, within fifteen months from the date of his death or prior to the expiration date of the option, whichever is earlier. Upon termination of employment for any reason other than death, disability or retirement, a participant's option is terminated.

    If a non-employee director ceases to be a director for any reason other than death, his option may thereafter be exercised only to the extent to which it was exercisable at the time he ceased to be a director and may not be exercised after the expiration of the period of 30 days from the date he ceased to be a director or the stated period of the option, whichever period is shorter.

    The Committee may require participants to agree with the Company in writing that they are acquiring the shares for investment, without a view to the distribution thereof. Options shall not be transferable otherwise than by will or by the laws of descent and distribution. The Committee may grant options conditional upon the rescission or cancellation of outstanding options covering the same number of shares.

    9. Payment of shares purchased will be made in cash or by the surrender of shares of Common Stock of the Corporation valued at the fair market value at the time of exercise of the option under the Plan.

CERTAIN FEDERAL INCOME TAX ASPECTS

  The following is a summary of the principal federal income tax consequences associated with grants of options under the Plan. It does not describe all federal income tax consequences under the Plan. Each participant is urged to consult his or her personal tax advisor to determine the specific tax consequences to him or her of the Plan.

  OTHER THAN INCENTIVE STOCK OPTIONS. The Plan is not a "qualified plan" within the meaning of Section 401 of the Code. The granting of other than incentive stock options will not result in federal income tax consequences to either the Company or the optionee. Upon exercise of an Other than Incentive Stock Option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and the Company will be entitled to a corresponding deduction.

  For purposes of determining gain or loss realized upon a subsequent sale or exchange of such shares, the optionee's tax basis will be the sum of the exercise price paid and the amount of ordinary income, if any, recognized by the optionee. Any gain or loss realized by an optionee on disposition of such shares generally will be a long-term capital gain or loss (if the shares are held as a capital asset for at least eighteen months) and will not result in any tax deduction to the Company.

  INCENTIVE STOCK OPTIONS. In general, no income will be recognized by an optionee and no deduction will be allowed to the Company at the time of the grant or exercise of an incentive stock option granted under the Plan. When the stock received on exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than eighteen months from the date of exercise, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. If these holding period requirements under the Code are not satisfied, the subsequent sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition." In general, the optionee will recognize taxable income at the time of a disqualifying disposition as follows: (i) ordinary income in an amount equal to the excess of the lesser of the fair market value of the Common Stock on the date the incentive stock option is exercised or the amount realized on such disqualifying disposition over the exercise price and
(ii) capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the Common Stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the optionee will be long-term or short-term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of the ordinary income the optionee recognizes.

  Although an optionee will not realize ordinary income upon the exercise of an incentive stock option, the excess of the fair market value of the shares acquired at the time of exercise over the option price is included in "alternative minimum taxable income" for purposes of calculating the optionee's alternative minimum tax, if any, pursuant to Section 55 of the Code.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors recommends a vote "FOR" the approval of the Amended and Restated 1993 Stock Option Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present in person, or represented by proxy, and entitled to vote at the meeting, is required for approval of the Amended and Restated 1993 Stock Option Plan. For this purpose, a stockholder voting through a proxy who abstains with respect to the approval of the Amended and Restated 1993 Stock Option Plan is considered to be present and entitled to vote at the meeting, and is in effect a negative vote. Broker non-votes shall not be considered present and entitled to vote. The accompanying proxy, if properly executed and returned, will be voted (absent contrary instructions) in favor of approving the Amended and Restated 1993 Stock Option Plan.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  Deloitte & Touche LLP, independent accountants, were selected by the Board of Directors in May 1997 to serve as the Company's independent accountants for the fiscal year ended June 30, 1997. The Board selects the Company's independent accountants upon recommendation of the Audit Committee. The Audit Committee is expected to make its recommendation for the year ending June 30, 1998 at a meeting to be held in March 1998.

  A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions from stockholders.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company has determined, upon its review, that those persons subject to
Section 16 of the Securities Exchange Act of 1934, as amended, have filed on a timely basis Forms 3, 4 and 5 in compliance with Section 16(a) of said Act.

                            STOCKHOLDERS' PROPOSALS

  In order to be considered for inclusion in the Company's proxy statement and form of proxy for next year's Annual Meeting of Stockholders, any proposals by stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company on or before June 27, 1998.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters that may come before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders and in this proxy statement. However, if any other matters properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

  The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by regular employees of the Company or others affiliated with the Company. The Company will not pay compensation for the solicitation of proxies but will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending or forwarding proxy material to principals in obtaining their proxies.

  All stockholders are urged to execute, date and return promptly the enclosed form of proxy in the enclosed return envelope, regardless of whether they intend to be present in person at the Annual Meeting.

                                          By Order of the Board of Directors

                                                 Alan Levy,
                                                  Secretary

Norwalk, Connecticut
Dated: October 27, 1997

                                                                       EXHIBIT A
                          BOLT TECHNOLOGY CORPORATION

                THE AMENDED AND RESTATED 1993 STOCK OPTION PLAN

                               ARTICLE I--GENERAL

1.01 PURPOSE

  The purpose of the Amended and Restated 1993 Stock Option Plan (the "Plan") is to aid Bolt Technology Corporation, (the "Company") and its subsidiaries in securing and retaining key employees and directors of outstanding ability and to motivate such employees and directors to exert their best efforts on behalf of the Company and its subsidiaries. In addition, the Company expects that it will benefit from the added interest which the respective optionees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Stock.

1.02 ADMINISTRATION

  (a) The Plan shall be administered by a Committee of disinterested persons appointed by the Board of Directors of the Company (the "Committee"), as constituted from time to time. The Committee shall consist of at least two members of the Board, all of whom shall be disinterested persons (hereinafter referred to as "disinterested persons") within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "Exchange Act").

  (b) The Committee shall have the authority, in its sole discretion and from time to time to:

    (i) designate the employees or classes of employees eligible to participate in the Plan:

    (ii) grant options provided in the Plan in such form, amount and with such exercise periods as the Committee shall determine;

    (iii) impose such limitations, restrictions and conditions upon any such option as the Committee shall deem appropriate; and

    (iv) interpret the Plan and any agreement with a participant under the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

  (c) Decisions and determinations of the Committee on all matters relating to the Plan and any agreement with a participant under the Plan shall be in its sole discretion and shall be final and conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any option granted hereunder.

1.03 ELIGIBILITY FOR PARTICIPATION

  All officers and key employees of the Company and its subsidiaries are eligible to receive incentive stock options or options other than incentive stock options under the Plan. Non-employee directors are hereby granted options other than incentive stock options as hereinafter provided in Article III.

1.04 TYPES OF OPTIONS AVAILABLE UNDER PLAN

  All options granted under the Plan shall be either options other than incentive stock options or incentive stock options as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each option shall state whether or not it will be treated as an incentive stock option.

1.05 AGGREGATE LIMITATION ON STOCK SUBJECT TO PLAN

  (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Company ("Common Stock"). Subject to Section 4.06 hereof, the maximum number of shares of Common Stock which may be issued under the Plan increased to 550,000:

  (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

    (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of a stock option; and

    (ii) only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of a stock option.

  (c) Any shares of Common Stock subject to a stock option which for any reason is terminated unexercised or expires shall again be available for options under the Plan.

1.06 EFFECTIVE DATE AND TERM OF PLAN

  (a) The Plan has been adopted and approved by the Board by action taken on September 16, 1997; provided, however, that the effectiveness of the Plan is expressly conditioned upon ratification and approval of the Plan by the affirmative votes of the holders of a majority of the Company's Common Stock present, or represented, and entitled to vote at the Annual meeting of the Company's shareholders in 1997. Options granted under the Plan prior to such meeting shall be subject to, and the exercise thereof shall be expressly conditioned upon, such shareholder approval of the Plan. If said shareholder approval shall for any reason not be forthcoming at such meeting, the options shall be null and void.

  (b) No stock options shall be granted under the Plan after June 30, 2003; provided, however, that all options granted under the Plan prior to such date shall remain in effect until such options have been exercised or terminated in accordance with the Plan and the terms of such options.

                       ARTICLE II--EMPLOYEE STOCK OPTIONS

2.01 GRANT OF STOCK OPTION

  The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant any participant in the Plan one or more stock options to purchase for cash or shares the number of shares of Common Stock determined by the Committee. The date of a stock option shall mean the date on which the Committee selects a specific number of shares subject to the option granted to a participant pursuant to the Plan.

2.02 STOCK OPTION AGREEMENTS

  The grant of a Stock Option shall be evidenced by a written stock option Agreement, executed by the Company and the holder of a stock option (the "optionee"), stating at least the option price, the number of shares of Common Stock subject to the stock option evidenced thereby and the exercise period, and shall be in such form as the Committee may, from time to time, determine.

2.03 STOCK OPTION PRICE

  The option price per share of Common Stock deliverable upon exercise of a stock option shall be determined by the Committee, but shall not be less than 100% of the fair market value of a share of Common Stock on the date the stock option is granted. "Fair market value" as of any date and in respect of any share of Common Stock means the closing sales price on such date or on the next business day, if such date is not a business day, of a share of Common Stock as reported in The Wall Street Journal.

  The option price per share payable upon exercise of an incentive stock option granted to a person owning more than 10 percent of the voting power of the Company's voting stock shall not be less than 110% of the fair market value of such shares.

2.04 OPTION PERIOD

  Each option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the option Agreement. No option shall be exercisable during the year ending on the first anniversary date of the granting of the option. Exercise of any option granted hereunder shall be conditional upon the prior approval of the listing on the principle securities exchange on which the Common Stock is traded.

  No incentive stock option granted to a person owning more than 10 percent of the voting power of the Company's voting stock shall be exercisable after the expiration of five years from the date the option is first granted.

2.05 EXERCISE OF OPTION

  Each stock option Agreement shall set forth the procedure governing the exercise of the stock option granted hereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for such shares and applicable takes, if any, with cash (including check, bank draft or money order), with previously owned Common Stock or with a combination thereof.

  In no event shall any participant be granted an incentive stock option if such grant would permit the participant to exercise for the first time during any calendar year (under the Plan and all other plans of the Company and subsidiaries) incentive stock options to purchase shares of any or all such corporations having an aggregate fair market value (determined at time of grant of each such incentive stock option) in excess of $100,000.

2.06 EXERCISE UPON DEATH, DISABILITY OR RETIREMENT

  (a) Subject to Section 2.06(c) of the Plan, if an optionee's employment by the Company or a subsidiary terminates by reason of his death, his option may thereafter be exercised only to the extent to which it was exercisable at the time of his death and may not be exercised after the expiration of the period of fifteen months from the date of his death or the expiration of the stated period of the option, whichever period is the shorter.

  (b) Subject to Section 2.06(c) of the Plan, if an optionee's employment by the Company or a subsidiary terminates by reason of retirement or his total and permanent disability, his option may thereafter be exercised only to the extent to which it was exercisable at the time of such termination of employment and may not be exercised after the expiration of the period of three months from the date of such termination of employment or the stated period of the option, whichever period is shorter; provided, however, that if the optionee dies within such three month period, any unexercised stock option, to the extent to which it was exercisable at the time of his death, shall thereafter be exercisable for a period not exceeding fifteen months from the date of his death or for the stated period of the option, whichever period is the shorter.

  (c) If an optionee's employment terminates by death, by total and permanent disability or by retirement after the first anniversary date of the granting of the option and prior to an installment of his option (other than the first installment) becoming exercisable and if there are no conditions to the next succeeding installment becoming exercisable other than the passage of time, his option thereupon shall become exercisable with respect to a number of shares (in addition to shares covered by installments theretofore matured) equal to a pro rata portion of the shares for which it would become exercisable upon the maturity of the next succeeding installment, such pro rata portion to be based upon the proportion which the number of full months in the period beginning with the maturity date of the next preceding installment and ending with such termination of his employment bears to the total number of full months in the period beginning with the maturity date of the next preceding installment and ending with the maturity date of the next succeeding installment.

2.07 TERMINATION FOR OTHER REASON

  If an optionee's employment terminates for any reason other than death, total and permanent disability or retirement, his option shall thereupon terminate.

               ARTICLE III--NON-EMPLOYEE DIRECTORS STOCK OPTIONS

3.01 GRANT OF OPTIONS

  Notwithstanding any provision of the Plan to the contrary, each director of the Company who is not a key employee of the Company or any of its subsidiaries and who is elected a director by the shareholders of the Company at an Annual Meeting of Shareholders held in 1993 and in years thereafter ending with the year 2002 shall be, and hereby is granted an option other than an incentive stock option to purchase 3,000 shares of Common Stock. The option price shall be the closing sales price per share on the principal securities exchange on which the Common Stock is traded on the date of the applicable Annual Meeting of Shareholders as reported in the Wall Street Journal (or if there is no sale on the relevant date, then on the next business day on which a sale was reported).

The option shall be exercisable for a period of five years from the date it is granted; provided it shall not be exercisable during the year ending on the first anniversary date of the grant and then until its expiration date the option may be exercised at any time and in any amount up to the total of the shares covered by the option. The option granted hereby is subject to the terms and conditions of the Plan except that if a director ceases to be director for any reason other than death, his option may thereafter be exercised only to the extent to which it was exercisable at the time he ceased to be a director and may not be exercised after the expiration of the period of 30 days from the date he ceased to be a director or the stated period of the option, whichever period is shorter.

                           ARTICLE IV--MISCELLANEOUS

4.01 GENERAL RESTRICTION

  (a) The Committee may require each person purchasing shares pursuant to the option to represent to and agree with the Company in writing that he is acquiring the shares for investment, without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfers.

  (b) The option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee the option shall be exercisable only by him.

4.02 WITHHOLDING TAXES

  Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

4.03 RIGHT TO TERMINATE EMPLOYMENT

  Nothing in the Plan nor in any stock option Agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company or any subsidiary may have to terminate the employment of such participant.

4.04 NON-UNIFORM DETERMINATIONS

  The Committee's determinations under the Plan (including, without limitation, determinations of the persons to receive options, the form, amount and timing of such options, the terms and provisions of such options and the stock option Agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, options under the Plan, whether or not such persons are similarly situated.

4.05 RIGHTS AS A SHAREHOLDER

  The recipient of any option granted under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

4.06 CHANGES IN CAPITAL

  In the event (a) of any merger or consolidation in which the outstanding shares of Common Stock are exchanged for securities, cash or property of a third party (other than any merger or consolidation with any wholly-owned subsidiary of the Company), (b) that all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other person or entity, or (c) of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, shall provide for such successor corporation to assume the obligations of the Company with regard to options granted and, as to outstanding options, shall provide that all outstanding options shall become exercisable in full immediately prior to such event (except during the year ending on the first anniversary date of the granting of the option) and shall either (i) provide that all unexercised options shall be assumed or equivalent options shall be substituted by the acquiring or successor corporation (or an affiliate thereof), provided that any such options substituted for incentive stock options shall meet the requirements of section 424(a) of the Code, or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation unless exercised by the optionee within a specified number of days (but not less than fifteen days) following the date of such notice.

  The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

  If the outstanding Common Stock of the Company, shares of which are eligible for the granting of options hereunder or subject to options theretofore granted, shall at any time be changed or exchanged by declaration of a stock dividend, splitup, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of shares subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option price.

4.07 AMENDMENTS

  The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any optionee under any option theretofore granted, without his consent, or which, without the approval of the stockholders, would:

    (a) Except as is provided in Section 4.06 of the Plan, increase the total number of shares reserved for the purposes of the Plan.

    (b) Decrease the option price to less than 100% of the fair market value on the date of the granting of the option.

    (c) Change the persons eligible to receive options under this Plan.

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          BOLT TECHNOLOGY CORPORATION

        The undersigned hereby appoints Alan Levy and Raymond M. Soto proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Bolt Technology Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held November 25, 1997 or any adjournment thereof.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)




--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


BOLT TECHNOLOGY CORPORATION     ANNUAL
                                MEETING OF
                                STOCKHOLDERS

                                NOVEMBER 25, 1997, 10:00 a.m.

                                The Norwalk Inn & Conference Center
                                99 East Avenue
                                Norwalk, Connecticut

                                                               Please mark
                                                               your vote as
                                                               indicated in  [X]
                                                               this example



THE BOARD OF DIRECTORS RECOMMENDS A VOTE             WITHHELD
FOR ITEM 1                                      FOR   FOR ALL
                                                [ ]    [ ]

Item 1 - ELECTION OF DIRECTORS
         Nominees:

         Stephen Chelminski
         Raymond M. Soto


WITHHELD FOR: (Write that nominee's name in the space provided below):

-----------------------------------------------------

Item 2 - Proposal to approve Amended and       FOR    AGAINST   ABSTAIN
         Restated 1993 Stock Option Plan       [ ]      [ ]       [ ]



Item 3 - To transact in their discretion such other business as may properly come before the meeting.






Signature(s)__________________________________Date______________________________
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                               ----------------
                               ADMISSION TICKET
                               ----------------


                                ANNUAL MEETING
                                      OF
                          BOLT TECHNOLOGY CORPORATION

                          Tuesday, November 25, 1997
                                  10:00 a.m.
                      The Norwalk Inn & Conference Center
                                99 East Avenue
                             Norwalk, Connecticut